Exhibit (a)(9)

           TRADUCTION NON OFFICIELLE - POUR INFORMATION UNIQUEMENT -
       CE DOCUMENT N'EST QU'UNE TRADUCTION PARTIELLE DE L'EXCHANGE OFFER


                               NIKU CORPORATION

                                OFFRE D'ECHANGE
                             DE CERTAINES OPTIONS
           NIKU CORPORATION EN CIRCULATION AYANT UN PRIX D'EXERCICE
                EGAL OU SUPERIEUR A 7,50 dollars US PAR ACTION
                          CONTRE DE NOUVELLES OPTIONS


                 L'OFFRE ET LES DROITS DE RESILIATION EXPIRENT
            A 24H00 MINUIT, HEURE DE LA COTE EST, LE 12 MAI 2003,
                         SAUF PROLONGATION DE L'OFFRE
                             PAR NIKU CORPORATION

      Niku Corporation, a laquelle il est fait reference dans la presente offre d'echange sous les termes "nous", "la societe"ou "Niku", propose a ses salaries d'echanger la totalite des options en circulation d'achat de nos actions ordinaires octroyees en vertu du Niku Corporation 2000 Equity Incentive Plan, tel que modifie (ci-apres le "Equity Incentive Plan"), du Niku Corporation 2000 Stock Incentive Plan (ci-apres le "2000 Stock Plan") et du Niku Corporation 1998 Stock Plan, tel que modifie (ci-apres le "1998 Stock Plan"et conjointement avec le Equity Incentive Plan et le 2000 Stock Plan, les "options plans"), dont le prix d'exercice a ete fixe a un montant egal ou superieur a 7,50 dollars US (apres l'entree en vigueur de notre recent regroupement d'actions) contre des nouvelles options d'achat de nos actions ordinaires que nous attribuerons en vertu du Equity Incentive Plan. Les dispositions et conditions de cette offre sont celles prevues dans la presente offre ainsi que dans l'engagement de vente s'y rapportant (l'ensemble de ces documents, eventuellement modifies, constitue l'"Offre").

      Vous pouvez participer a cette Offre si, en tant que salarie de Niku ou de l'une de ses filiales, vous etes habilite a recevoir des options au titre d'un option plan, sauf si vous etes un salarie domicilie aux Pays-Bas. Les administrateurs et salaries traites en tant que dirigeants aux fins de l'article 16(b) du Securities Exchange Act de 1934 (lois des Etats-Unis sur les titres), tel que modifie, (le "Securities Exchange Act") dont la liste figure a l'annexe A de la presente offre d'echange, ne sont pas habilites a participer a cette offre.

      L'Offre n'est pas soumise a l'apport d'un nombre minimum d'options. La participation a cette offre est totalement volontaire. L'Offre est soumise aux conditions fixees par l'article 6 de la presente offre d'echange.

      En echange de toute option valablement presentees a l'echange et apres annulation de celles-ci par la Societe, le detenteur se verra remettre une option nouvelle pouvant etre exercee pour 1,15 actions ordinaires de la Societe pour chaque action actuellement assujettie aux options apportees et que la Societe accepte pour echange (arrondi au nombre entier d'actions inferieur) de la maniere ajuste pour tout fractionnement d'action, dividende d'actions ou autre evenement similaire. A la date d'attribution, les actions assujetties aux nouvelles options vous seront pleinement attribuees selon (i) le nombre d'actions qui vous auraient ete pleinement acquises a une telle date si l'ancienne option n'avait pas ete offerte, auquel s'ajoute (ii) le nombre d'actions qui vous auraient ete pleinement attribuees a une telle date si l'ancienne option avait pu etre levee pour quinze pour-cent d'actions supplementaires. Les actions non attribuees a la nouvelle option vous seront pleinement attribuees selon le calendrier d'attribution de vos options approuvees a l'Offre. Par exemple, si vous apportez une option sur 100 actions dont l'attribution a commence le 14 novembre 2002 a un taux mensuel de 1/48eme des actions, vous recevrez de nouvelles options pouvant etre exercees sur 115 actions qui seront attribuees et pourront etre exercees sur (i) les 25 actions qui auraient pu etre attribuees et etre exercees dans le cadre de l'option offerte le 14 novembre 2003, date a laquelle nous prevoyons d'attribuer la nouvelle option, plus (ii) 3 actions supplementaires. Le solde des actions non attribuees continueront a vous etre attribuer selon le calendrier d'attribution de vos options approuvees a l'Offre. Sous reserve des conditions de cette Offre, nous prevoyons d'attribuer les nouvelles options le premier jour ouvrable (ou aux environs de ce meme jour) intervenant six mois et un jour apres la date d'annulation des options acceptees en echange, la date exacte etant laissee a notre entiere discretion. Toutes les options apportees et acceptees dans le cadre de la presente offre seront annulees des que possible une fois passee l'heure limite (24h00, heure de la cote Est) de la date d'expiration de l'Offre. Cette date-limite etant actuellement fixee au 12 mai 2003, nous escomptons avoir annule l'ensemble des options acceptees a l'echange le 13 mai 2003, ou aussitot que possible apres cette date.

      Si vous souhaitez proposer des options d'achat d'actions ordinaires a l'echange, vous devez presenter la totalite des options en circulation attribuees au titre d'une attribution qui n'ont pas expire ou qui n'ont pas ete annulees ou exercees. En outre, si vous presentez a l'echange des options qui vous ont ete attribuees, vous serez egalement tenu de presenter toutes celles qui vous ont ete attribuees au cours des six mois precedant immediatement la date de cette offre, y compris toute option ayant un prix d'exercice inferieur a 7,50 dollars US par action. En d'autres termes, vous devez egalement presenter a l'echange les options qui vous ont ete attribuees le 15 octobre 2002 ou apres. Toute offre d'echange d'options qui n'inclurait pas la totalite des options attribuees apres le 15 octobre 2002 sera rejetee dans sa totalite.

      L'attribution d'options nouvelles en contrepartie des options dont l'echange aura ete accepte s'effectuera dans le cadre d'un nouveau programme d'options dont les dispositions et conditions pourraient varier des celles attachees aux options que vous detenez actuellement, tels que decrits plus en detail dans le Equity Incentive Plan annexe comme piece jointe (d)(1) au Tender Offer Statement de la Schedule TO que nous avons soumis a la Securities and Exchange Commission le 15 avril 2003. Parmi ces variations, les nouvelles options seront differentes de vos anciennes options quant au nombre d'actions assujetties aux nouvelles options(vous recevrez une nouvelle option exercable pour 1,15 actions pour chaque action objet de l'option que vous presenterez a l'echange), quant au prix d'exercice (100% de la valeur de marche de notre action ordinaire a la date de l'attribution des nouvelles options), et quant a plusieurs autres conditions fixees dans l'offre. Les conditions des nouvelles options ainsi que du Equity Incentive Plan sont fixees par l'article 8 de la presente offre d'echange.

      Si vous n'etes pas un salarie de Niku ou de l'une de ses filiales pendant toute la periode allant de la date de l'apport des options a la date d'attribution des nouvelles options, il ne vous sera pas remis d'options nouvelles en echange des options presentees et acceptees a l'echange et vous perdrez la valeur des options presentees.

      Le prix d'exercice par action des nouvelles options s'elevera a un montant qui ne pourra pas etre inferieur a 100 % de la valeur de marche des actions ordinaires de la societe a la date d'attribution des nouvelles options. L'echange d'options actuelles contre des options nouvelles n'est pas, a notre connaissance, assimilable a la perception d'un revenu et n'est donc pas a declarer au titre de la fiscalite federale de l'impot sur le revenu au moment de l'echange. Si vous etes un contribuable ressortissant d'un pays autre que les Etats-Unis, la legislation du pays dans lequel vous payez vos impots est susceptible de differer de celle des Etats-Unis et il vous est conseille de vous reporter a l'Annexe B ou vous trouverez d'importants renseignements sur le regime fiscal susceptible de vous concerner.

      Nos actions ordinaires sont cotees sur le marche Nasdaq SmallCap sous le symbole "NIKU". Le 11 avril 2003, le dernier cours de nos actions ordinaires sur le marche Nasdaq SmallCap etait de 3,45 dollars US par action et le nombre d'actions ordinaires en circulation etait de 11 853 646. Nous vous recommandons de verifier les derniers cours de marche de nos actions ordinaires avant de decider de presenter vos options ou de les conserver.

      Bien que notre Conseil d'administration ait approuve cette offre, ni la Societe ni le Conseil d'administration ne vous suggere d'apporter vos options ou de vous en abstenir : cette decision vous appartient integralement et n'appartient qu'a vous.

      Pour toute question ou demande d'eclaircissement concernant cette Offre et pour obtenir des exemplaires supplementaires de l'Offre d'echange ou de la lettre d'accompagnement, s'adresser a : Niku Corporation, a l'attention de :
Eleanor Lacey, directeur juridique, 305 Main Street, Redwood City, Californie 94063 (par telephone au + 1 707 665-3112, par telecopie au + 1 707 665-2234 ou par courrier electronique a elacey@niku.com).


                                   _______________

                                      IMPORTANT

      Si vous souhaitez apporter vos options, vous devez remplir et signer l'Engagement de vente (Letter of Transmittal) ci-joint conformement aux instructions y figurant et nous le renvoyer, accompagnee des autres documents necessaires, par courrier, telecopie ou nous la faire remettre a Niku Corporation, a l'attention de : Stock Administration, c/o Kelly Collington et Eleanor Lacey, 305 Main Street, Redwood City, Californie 94063, telecopie : +1 650 298-4645. L'envoi par courrier electronique ne sera pas accepte. Pour participer a cette offre, vous devez nous faire parvenir un Engagement de vente correctement remplie et dument signee avant le 12 mai 2003 a 24h00, heure de la cote Est, date d'expiration de l'offre.

      La presente Offre d'echange n'est pas valable dans les juridictions dans lesquelles une telle offre ou l'apport d'options ne serait pas conforme aux lois desdites juridictions et aucune option ne sera acceptee pour echange provenant de porteurs relevant de telles juridictions. Il nous est toutefois loisible, a notre entiere discretion, de prendre les mesures necessaires pour remplir les conditions necessaires a la presentation de la presente offre d'echange aux porteurs relevant de ces juridictions.

      Nous n'avons autorise personne a faire des recommandations en notre nom concernant la presente Offre, que ce soit pour presenter vos options a l'echange ou pour vous en abstenir. Vous ne devez baser votre decision que sur les informations presentees dans le present document et sur celles auxquelles nous conseillons de vous reporter. Nous n'avons autorise personne a vous donner des informations ou a faire des declarations concernant cette Offre, autres que celles du present document ou de l'Engagement de vente associe. Il vous appartient de considerer que toute autre recommandation, declaration ou information qui vous serait donnee n'a pas ete approuvee par la Societe.

                                   _______________

                              TABLE DES MATIERES



                                                             Page

PRINCIPALES CONDITIONS DE L'OFFRE..............................1
INTRODUCTION...................................................9
L'OFFRE.......................................................12
1.    OPTIONS NOUVELLES ; DATE D'EXPIRATION...................12
2.    OBJECTIF DE L'OFFRE.....................................13
3.    PROCEDURE DE PRESENTATION DES OPTIONS...................15
4.    CONDITIONS D'ANNULATION.................................16
5.    ACCEPTATION D'OPTIONS A ECHANGER ET ATTRIBUTION
      D'OPTIONS...............................................16
6.    CONDITIONS DE L'OFFRE...................................18
7.    COURS DES ACTIONS ORDINAIRES SOUS-JACENTES AUX
      OPTIONS NOUVELLES.......................................20
8.    SOURCE ET MONTANT DE LA CONTREPARTIE ; CONDITIONS
      DES OPTIONS NOUVELLES...................................20
9.    INFORMATIONS RELATIVES A LA NIKU CORPORATION............26
10.   INTERETS DES DIRECTEURS ET ADMINISTRATEURS ;
      TRANSACTIONS ET DISPOSITIONS............................28
11.   SITUATION DES OPTIONS ACQUISES PAR LA SOCIETE
      DANS LE CADRE DE L'OFFRE ; IMPACT FEDERAL...............31
12.   QUESTIONS JURIDIQUES ; AUTORISATIONS REGLEMENTAIRES.....32
13.   ASPECT FISCAUX ; IMPOT FEDERAL..........................32
14.   PROLONGEMENT DE L'OFFRE ; ANNULATION ; AMENDEMENTS......35
15.   DROITS ET FRAIS.........................................36
16.   AUTRES INFORMATIONS.....................................37
17.   DIVERS..................................................40

ANNEXE A
      INFORMATIONS RELATIVES AUX DIRIGEANTS ET CADRES DE NIKU CORPORATION

      A-1

ANNEXE B
      ADDENDUM CONCERNANT CERTAINS SALARIES NON AMERICAINS

                   RECAPITULATIF DE L'OFFRE DE SOUSCRIPTION

      Vous trouverez ci-dessous les reponses a certaines des questions que vous pourriez vous poser concernant cette Offre. Nous vous recommandons de lire attentivement la suite de cette Offre d'echange ainsi que l'Engagement de vente s'y rapportant car ils contiennent des renseignements complementaires importants ne figurant pas dans le present recapitulatif, necessairement incomplet. Vous y trouverez toutefois des references renvoyant aux sections appropriees de la presente Offre d'echange dans lesquelles figure une presentation plus complete des sujets abordes dans le present recapitulatif.

      Qu'est-ce que l'offre d'echange ?

      Comme nous le decrivons en detail ci-apres, nous proposons d'echanger vos options dont le prix d'exercice par action est egal ou superieur a 7,50 dollars US (apres l'entree en vigueur de notre recent regroupement d'actions) en vertu du 2000 Stock Plan ou du 1998 Stock Plan, que vous presentez en bonne et due forme a l'echange conformement a l'offre d'echange contre des options nouvelles en vertu du Equity Incentive Plan (Voir section 1).

      Vous recevrez une option nouvelle que vous pourrez exercer au taux de 1,15 actions ordinaires pour chaque action objet des options presentees dont nous aurons accepte l'echange (arrondies au nombre entier d'actions inferieur), telle qu'ajustee apres l'entree en vigueur de notre regroupement d'actions, de dividendes et evenements similaires. (Voir la Section 2).

      Pourquoi cette offre ?

      Nous attribuons des options afin de motiver le personnel et le recompenser pour sa contribution. Le cours de notre titre a diminue de facon significative depuis que nous avons attribue des options a nos salaries et le prix d'exercice de nombreuses options en circulation, qu'elles puissent aujourd'hui etre levees ou non, est toutefois superieur au cours actuel de nos actions ordinaires. Il est donc peu probable que ces options seront exercees dans un avenir previsible. Nous croyons que les options dont le prix d'exercice est superieur au cours actuel de nos actions ordinaires peuvent ne pas motiver suffisamment nos salaries.

      En quoi cette Offre me beneficie-t-elle ?

      Cette Offre vous beneficie de plusieurs facons : premierement, en vous faisant cette Offre, nous voulons vous apporter, a vous nos salaries, le benefice de posseder des options ayant un meilleur potentiel de voir leur valeur depasser celle des options que vous detenez aujourd'hui et dont le prix d'exercice est egal ou superieur a 7,50 dollars US (apres l'entree en vigueur de notre recent regroupement d'actions). Deuxiemement, vous recevrez des options nouvelles qui pourront etre levees au taux de 1,15 actions ordinaires pour chaque action objet des options que vous avez presentees. Troisiemement, les actions objet des nouvelles options seront attribuees selon le nombre d'actions qui auraient ete attribuees si vous ne les aviez pas presentees a l'echange plus le nombre d'actions qui auraient ete attribuees si l'ancienne option avait pu etre exercee pour quinze pour cent d'actions en plus.

      En quoi cette offre beneficie-t-elle la Societe ?

      CetteOffre beneficie la Societe de deux facons fondamentales : premierement, nous croyons que l'attribution de nouvelles options apportera a nos salaries le benefice de posseder des options ayant un meilleur potentiel de voir augmenter leur valeur et qu'elle motivera nos salaries en termes de resultats et, par consequent, une maximisation de la valeur actionnaire. Deuxiemement, dans la mesure ou le prix de notre action depassera 7,50 dollars US, nous n'aurons plus a inscrire une depense de remuneration fondee sur les actions dont nous avons recalcule le prix en novembre 2001 qui ont ete presentees et annulees dans le cadre de cette offre. Cela permettra a la societe d'atteindre et de maintenir la rentabilite GAAP. (Voir la section 2)

      Pourquoi cette importance de la rentabilite GAAP ?

      Dans le passe, les societes, y compris NIKU, publiaient les resultats pro forma ainsi que les resultats GAAP. Suivant les regles de la publication pro forma, le nouveau calcul de novembre 2001 n'affecterait pas negativement les resultats publies. Mais, selon les regles et les normes GAAP, nous pouvons nous voir obliges d'inscrire l'impact comptable non numeraire des hausses et des baisses du cours de notre action ordinaire au titre de depense de remuneration associee au calcul de novembre 2001. Plus la valeur de marche de notre action ordinaire sera elevee, plus la depense de remuneration a inscrire sera elevee. Si et dans la mesure ou le prix de notre action depassera 7,50 dollars US, cette depense de remuneration affectera negativement notre rentabilite telle qu'elle se calcule selon GAAP. Etant donne le role plus important de la rentabilite GAAP dans les decisions d'investir des institutions financieres et autres investisseurs, nous croyons qu'il est important pour nous, pour nos salaries et pour nos actionnaires d'atteindre et de maintenir la rentabilite GAAP. (Voir la Section 2).

      Pourquoi ne pas se contenter de modifier le cours des options actuelles ?

      La modification du cours des options existantes obligerait a tenir une comptabilite specifique, pour des raisons de reporting financier, et a passer a charge de la societe une depense au titre de la remuneration chaque trimestre jusqu'a ce que les options dont les prix d'exercice auraient ete modifies soient exercees, annulees ou expirent. Comme nous l'expliquons ci-dessus, cette depense au titre de la remuneration aurait un impact negatif sur la rentabilite GAAP. Reporter l'attribution des options nouvelles a au moins six mois et un jour devrait nous permettre d'eviter d'avoir a considerer les options nouvelles comme des elements variables de remuneration et donc de comptabiliser une depense de remuneration pour ces options nouvelles (voir section 11).

      Est-ce que NIKU peut retirer cette offre ?

      Nous ne serons pas tenus d'accepter quelque option que ce soit presentee a l'echange et nous pouvons resilier et amender cette Offre, ou reporter notre acceptation et annulation de toute option presentee a l'echange si nous decidons a tout moment que certains evenements se sont deroules. Ceux-ci incluent, entre autres, un changement des regles comptables, une action en justice remettant en cause l'Offre d'echange, une offre publique d'achat de nos actions ordinaires ou d'autres offres d'acquisition ou une modification de votre situation professionnelle au regard de la societe. Pour plus de details sur ces differentes conditions, se reporter a la section 6. Si l'offre est retiree avant la date de son expiration, les options que vous aurez presentees resteront en circulation. L'Offre n'est pas subordonnee a la presentation a l'echange d'un nombre minimum d'options.

      Dois-je remplir certaines conditions pour pouvoir recevoir les options nouvelles apres l'acceptation par la Societe de mes options presentees a l'echange ?

      Vous serez habilite a recevoir des options nouvelles si vous presentez en bonne et due forme, des options existantes dont le prix d'exercice par action est egal ou superieur a 7,50 dollars US (apres l'entree en vigueur de notre recent regroupement d'actions) dans le cadre de cette offre d'echange. De plus, si vous presentez une option quelconque, il vous faudra presenter egalement toutes les options qui vous ont ete attribuees au cours des six mois precedant la date de cette Offre, y compris les options dont le prix d'exercice est inferieur a 7,50 dollars US par action. En d'autres termes, vous devez egalement presenter toutes les attributions d'option recues le 15 octobre 2002 ou apres. Pour que des options nouvelles puissent vous etre attribuees, vous devez etre un salarie de Niku ou de l'une de ses filiales pendant la periode allant de la date de presentation a l'echange de vos options a la date d'attribution des options nouvelles. Comme indique ci-dessous, les attributions d'options nouvelles interviendront, au plus tot, le premier jour (ou aux environs de cette date) ouvrable intervenant six mois et un jour de la date d'annulation des options dont l'echange aura ete accepte, la date definitive restant a notre seule discretion. En l'absence d'une prolongation de la presente offre, l'attribution des options nouvelles devrait intervenir le 14 novembre 2003 ou aux environs de cette date. Si vous n'etes pas un salarie de Niku ou de l'une de ses filiales pendant toute la periode allant de la date de presentation des options a la date d'attribution des options nouvelles, il ne vous sera pas remis d'options nouvelles en echange des options presentees et acceptees a l'echange et vous perdrez la valeur des options presentees.

      Nos directeurs et les membres de la direction ne sont pas habilites a participer a cette offre. (Voir section 1)

      Dans la mesure ou les options presentees a l'echange remplissent les conditions requises et sont acceptees aux termes des conditions generales de l'Offre, les options nouvelles qui vous seront attribues vous permettront d'obtenir, si vous les exercez, 1,15 actions ordinaires pour chaque action objet des options presentees (arrondies au nombre entier d'actions inferieur), telle qu'ajustee en cas regroupement d'actions, d'emission d'actions gratuites et de tout evenement similaire. Par exemple, si vous remplissez les conditions requises pour participer a l'Offre et que vous presentez a l'echange une option ouvrant droit a l'achat de 100 actions ordinaires de Niku, dans la mesure ou l'echange de ces options sera accepte et apres annulation, ces options vous permettront d'obtenir une option nouvelle portant sur 115 actions ordinaires de Niku. (Voir section 1)





      Quelles seront les termes et conditions, attribution incluse, de mes nouvelles options ?

      Les options nouvelles que vous recevrez seront attribuees en vertu du Equity Incentive Plan. Leurs conditions seront subordonnees a celles du Equity Incentive Plan et a celles du nouveau contrat d'option que la societe passera avec vous ; celui-ci differera peu de celui objet de l'annexe (d)(45) (ou si vous etes un salarie domicilie au Royaume-Uni, piece jointe (d)(6) de la Declaration d'offre d'echange (Tender Offer Statement) figurant au "Schedule TO"que nous avons depose le 15 avril 2003 aupres de la Commission des operations de Bourse (Securities and Exchange Commission). Vous devrez avoir signe ce nouveau contrat d'option pour pouvoir recevoir vos nouvelles options.

      Les termes et conditions des options nouvelles pourront differer de celles des options presentees a l'echange, puis acceptees et annulees, en particulier en ce qui concerne le nombre d'actions assujetties aux nouvelles options (vous recevrez des options nouvelles qui pourront etre exercees pour 1,15 action pour chaque action objet des options presentees), le prix d'exercice (100% du cours de notre action ordinaire) a la date de l'attribution des nouvelles options), et certaines autres conditions precisees dans l'Offre. Nous vous invitons a etudier attentivement la description des options nouvelles et des conditions generales du plan d'interessement de la section 8 avant de decider de presenter vos options a l'echange.

      Quel sera le prix d'exercice de mes options nouvelles ?

      Le prix d'exercice des options nouvelles sera egal a la juste valeur de marche des actions ordinaires a la date de l'attribution des options nouvelles, valeur correspondant a la moyenne du prix du Closing Bid et du prix de demande de l'action ordinaire de la Societe affiche par l'indice boursier Nasdaq SmallCap Market a cette meme date. Il ne nous est donc pas possible de prevoir le prix d'exercice des options nouvelles. Etant donne qu'aucune option ne sera attribuee pendant au moins six mois et un jour a compter de la date d'annulation des options presentees et acceptees a l'echange, il est possible que le prix d'exercice des options nouvelles soit superieur a celui de certaines, voire de la totalite, de vos options actuelles. Il vous est donc recommande de verifier les cours du marche de nos actions ordinaires avant de prendre la decision de presenter vos options a l'echange (Voir section 8).

      Quand recevrai-je mes options nouvelles ?

      Nous prevoyons actuellement d'attribuer les options nouvelles le premier jour ouvrable (ou aux environs de cette date) intervenant six mois et un jour apres la date d'annulation des options acceptees en echange, la date exacte etant laissee a notre entiere discretion. Par exemple, si les options presentees sont annulees le lendemain de la date d'expiration prevue de l'offre 13 mai 2003, l'attribution des options nouvelles devrait intervenir le 14 novembre 2003 ou aux environs de cette date. Si vous n'etes pas un salarie de Niku ou de l'une de ses filiales pendant toute la periode allant de la date de presentation des options a la date d'attribution des options nouvelles, il ne vous sera pas remis d'options nouvelles en echange des options presentees et acceptees a l'echange et vous perdrez la valeur des options presentees (Voir section 5).

      Pourquoi ne recevrai-je pas mes options nouvelles immediatement apres la date d'expiration de l'Offre ?

      L'attribution d'options nouvelles pendant un delai de six mois et un jour de la date d'annulation des options presentees a l'echange nous contraindrait, pour des raisons de reporting financier, a traiter les options nouvelles comme des elements variables de remuneration. Par consequent, nous pouvons etre tenus d'enregistrer l'incidence comptable non monetaire des hausses et baisses du cours de nos actions ordinaires comme une depense de remuneration afferente aux options nouvelles attribuees au titre de la presente Offre et ce, a chaque date d'acquisition de droits des options nouvelles. Nous serions tenus de maintenir cette comptabilite specifique aux options nouvelles jusqu'a ce qu'elles soient exercees, annulees ou resiliees. Plus la valeur de nos actions ordinaires sur le marche est elevee, plus la depense de remuneration a comptabiliser ainsi est importante. En differant l'attribution des options nouvelles d'au moins six mois et un jour, nous evitions d'avoir a considerer les options nouvelles comme des elements variables de remuneration (voir section 11).

      Si je decide de presenter mes options a l'echange, dois-je presenter la totalite de mes options ?

      Vous devez presenter l'ensemble de vos options en circulation relevant d'une attribution particuliere, une presentation partielle n'etant pas admise. Par exemple, si vous detenez une option d'achat de 100 actions ordinaires au prix d'exercice de 50,00 dollars US par action, vous devez presenter l'option entiere, une presentation portant sur une partie seulement de cette option n'etant pas possible. Par contre, si vous detenez une option d'achat de 100 actions ordinaires au prix d'exercice de 50,00 dollars US par action et une option d'achat de 200 actions ordinaires au prix d'exercice de 35,00 dollars US par action, il vous est possible de presenter l'une quelconque de ces options, les deux ou aucune des deux, sous reserve que ces options vous aient ete attribuees le 15 octobre 2002 ou anterieurement.

      La presentation a l'echange d'une option entraine l'obligation de presenter l'ensemble des options recues au cours des six derniers mois avant la date de cette Offre, y compris toute option dont le prix d'exercice est inferieur a 7,50 dollars US par action. En d'autres termes, vous devez donc egalement presenter a l'echange les options qui vous auraient ete attribuees le 15 octobre 2002 ou apres. Toute offre d'echange d'options qui n'inclurait pas la totalite des options attribuees le 15 octobre 2002 ou apres ne sera pas acceptee (voir section 1).

      Si mes options actuelles ont ete attribuees au titre d'un programme d'incitation, en sera-t-il de meme pour les options nouvelles ?

      Si vos options actuelles ont ete attribuees au titre d'un programme d'incitation, celles qui vous seront remises le seront egalement, dans la mesure ou la legislation applicable et le Equity Incentive Plan le permettent. Si l'une quelconque de vos options actuelles appartient aux deux categories - options a titre incitatif et options normales - (votre attribution ayant excede le plafond des 100 000 dollars US applicable au regime incitatif) les options qui vous seront remises seront chacune placees sous le regime incitatif dans la mesure ou la legislation applicable et le Equity Incentive Plan le permettent, le reliquat eventuel etant attribue en tant qu'options normales (voir section 13).

      Devrai-je payer des impots si je change mes options dans le cadre de la presente offre ?

      Nous ne pensons pas que, dans le cadre de la legislation actuelle, un echange d'options existantes par des options nouvelles ait a etre declare en tant que revenu aupres des autorites fiscales americaines a la date de l'echange, ni au moment ou les options nouvelles vous seront attribuees. Nous pensons que cette transaction est consideree comme un echange non imposable.

      Nous vous recommandons de consulter votre conseiller fiscal pour determiner l'impact fiscal precis de cette Offre. Si vous etes un salarie travaillant hors des Etats-Unis, les dispositions fiscales applicables du pays considere pourront differer du regime fiscal applicable aux termes de la legislation americaine. Dans la mesure ou des retenues a la source doivent etre effectuees pour les salaries travaillant dans un autre pays que les Etats-Unis, il leur sera demande de s'acquitter de celles-ci a la date d'attribution ou, si lesdites retenues sont dues au moment de l'acquisition definitive de droits, de signer un ordre permanent autorisant un courtier que nous aurons designe a vendre le nombre voulu d'actions acquises pour satisfaire aux obligations de retenues a la source. Si vous residez fiscalement dans un autre pays que les Etats-Unis, il vous est conseille de vous reporter a l'Annexe B ou vous trouverez d'importantes informations sur le regime fiscal susceptible de vous concerner. Nous vous recommandons de contacter votre conseiller fiscal pour determiner l'impact fiscal de la presente Offre sur la base de la legislation applicable dans votre pays de residence fiscale (Voir section 13).

      Devrai-je renoncer a tous les droits lies aux options annulees ?

      Oui. Une fois que nous aurons accepte les options que vous nous aurez remises, vos options seront annulees et vous n'aurez plus aucun droit sur ces options (voir section 5).

      Que se passe-t-il en ce qui concerne les options que je decide de garder ou qui ne sont pas acceptees pour echange ?

      Rien. Les options que vous decidez de garder ou qui ne sont pas acceptees restent valides et conservent le meme prix d'exercice et le meme calendrier d'attribution.

      Que se passe-t-il si Niku devait etre rachete ou en cas d'operations analogues ?

      Si notre societe devait fusionner ou entreprendre d'autres operations similaires, le cours de nos actions ordinaires pourrait en etre affecte de maniere importante, a la hausse comme a la baisse. Selon la structure de l'operation, les detenteurs d'options remises a l'echange pourraient perdre voir disparaitre tout potentiel de plus-value sur les actions ordinaires auxquelles les options nouvelles donnent droit. Par exemple, si la fusion devait s'effectuer contre achat comptant de nos actions ordinaires, la juste valeur de marche de nos actions ordinaires s'ecarterait peu du prix effectivement paye comptant lors de la transaction, ce qui limite ou annule l'espoir de profit des beneficiaires d'options nouvelles. Par contre, en cas d'acquisition de notre societe sur actions, les detenteurs d'options livrees pourraient se voir remettre des options d'achat d'actions d'un autre emetteur.

      En cas de fusion ou toute autre operation du meme type, nous nous reservons le droit de prendre toute mesure qui nous semblerait necessaire ou indiquee afin de realiser une transaction qui soit, selon l'avis du conseil d'administration, dans le meilleur interet de notre societe et de nos parties prenantes. Dans un tel cas, il pourrait par exemple etre decide de mettre un terme a vos droits a recevoir des options nouvelles dans le cadre de la presente offre d'echange. Dans le cas ou nous serions amenes a prendre une telle mesure dans le cadre d'une telle transaction, les salaries qui auraient remis des options en vue d'annulation dans le cadre de la presente offre d'echange ne se verraient pas remettre d'options d'achat portant sur les actions de la societe acquereur ou toute autre contrepartie pour leurs options presentees et ne jouiraient d'aucun droit associe aux options remises (voir sections 2 et 6).

      Que se passe-t-il si l'Offre n'est pas acceptee ?

      Rien. Si nous n'acceptons pas les options offertes a l'echange, vous conservez toutes vos options actuelles et n'en recevez pas de nouvelles. Aucune modification ne sera apportee au statut de vos options actuelles et celles-ci resteront valables jusqu'a leur expiration. Dans le cas ou l'Offre expirerait sans que nous ayons accepte les options qui nous auront ete remises, nous restituerons aussitot que possible apres cette expiration toutes les actions offertes a l'echange ainsi que les accords correspondants.

      Quand l'offre expire-t-elle ? L'offre peut-elle etre prolongee ?

      Sauf prolongation eventuelle, l'Offre expire le 12 mai 2003 a minuit, heure de la cote Est.

      Bien que ce ne soit pas actuellement notre intention, il nous est loisible, a tout moment et a notre entiere discretion, de prolonger cette Offre. Dans ce cas, un avis de prolongation sera emis au plus tard a 09h00, heure de la cote Est, le premier jour ouvrable suivant la date d'expiration initialement prevue. Une prolongation de l'Offre s'accompagnerait d'un report de la date d'attribution des options nouvelles (voir sections 1 et 14).

      Comment dois-je remettre mes options ?

      Pour presenter vos options, vous devrez, avant que l'Offre n'expire a minuit, heure de la cote Est, le 12 mai 2003, faire parvenir une lettre de transmission (Letter of Transmittal ou Engagement de Vente) dument remplie et signee dans les formes de la piece jointe (a)(2) du Tender Offer Statement de la Schedule TO deposes aupres de la Securities and Exchange Commission le 15 avril 2003, ci-jointe dans ce courrier, ainsi que tout autre document requis par cette lettre, a Niku Corporation, a l'attention de : Stock Administration, c/o Kelly Collington et Eleanor Lacey, 305 Main Street, Redwood City, Californie 94063 (telecopie : +1 650 298-4645). Les Letter of Transmittal doivent obligatoirement etre etablies sur papier ou transmises par telecopies, les courriers electroniques n'etant pas admis.

      En cas de prolongation de l'Offre au-dela du 12 mai 2003, les documents requis devront etre remis avant la nouvelle date d'expiration de l'Offre.

      Nous nous reservons le droit de rejeter toute offre d'options qui ne serait pas presentee dans les formes appropriees ou que nous considererions comme contraire a la legislation en vigueur. Ormis ce cas, l'ensemble des options valablement presentees devrait etre accepte, sous reserve de retractation valable. Sous reserve de notre droit de prolonger, de suspendre et d'amender la presente Offre, nous nous proposons actuellement d'accepter et d'annuler toutes les options valablement remises aussitot que possible apres expiration de l'Offre (voir section 3).

      Jusqu'a quand m'est-il possible d'annuler mon offre d'echange d'options ?

      Vous pouvez annuler votre offre d'echange a tout moment avant l'expiration de l'Offre a minuit, heure de la cote Est, le 12 mai 2003. En cas de prolongation de l'Offre, vous pouvez annuler votre offre a tout moment jusqu'a la nouvelle date limite. De plus, si nous n'avons pas accepte d'echanger les options presentees avant minuit, heure de la cote Est, le 10 juin 2003, vous pouvez annuler votre offre a tout moment apres cette date. Pour annuler votre offre, vous devez notifier votre decision par lettre ou par telecopie dans le delai voulu en donnant les informations requises. Aucune annulation d'offre par courrier electronique ne sera acceptee.

      Les offres annulees ne peuvent etre presentees a nouveau qu'en respectant a nouveau les procedures de remise de la presente Offre d'echange (voir section 4)

      Comment l'acceptation de l'offre par Niku sera-t-elle notifiee ?

      Immediatement apres le 12 mai 2003, date prevue pour l'expiration de l'Offre, nous vous communiquerons le nombre d'actions correspondant aux options dont nous avons accepte l'echange, le prix d'exercice des options acceptees, la date d'acceptation, le nombre correspondant des actions couvertes par les options nouvelles ainsi que la date prevue pour l'attribution des options nouvelles. En cas de prolongation de l'Offre au-dela du 12 mai 2003, la nouvelle date d'expiration de l'Offre vous sera communiquee dans les meilleurs delais (voir le chapitre 5).

      Que pensent de l'offre Niku et son conseil d'administration ?

      Bien que cette Offre ait ete approuvee par notre conseil d'administration, il ne vous est en aucun cas recommande de presenter vos options a l'echange ou de vous en abstenir : cette decision vous appartient integralement et n'appartient qu'a vous. Consultez votre conseiller juridique, fiscal ou votre comptable pour toute question liee a cet investissement et a sa fiscalite (voir section 2).









      A qui puis-je m'adresser si j'ai des questions au sujet de la presente Offre ?

      Pour tout renseignement ou conseil, contactez :

      Niku Corporation
      A l'attention de : Eleanor Lacey
      305 Main Street
      Redwood City, CA 94063
      Telephone : + 1 707 665-3112
      Telecopie : + 1 707 665-2234
      Courrier electronique : elacey@niku.com